SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 3, 2024

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration operation onshore Israel on the Megiddo-Jezreel area, announces the start of recompletion operations for the Megiddo-Jezreel #1 well (MJ-01). Crews are mobilizing, and boots are officially on the ground, marking an exciting step forward in our journey towards Israel’s onshore energy potential.

Amidst the ongoing conflict in Israel, Zion is thankful that the location is safe and ready for operations. There have not been any security concerns at our location and the project has not been significantly delayed despite unprecedented challenges.

The operations have faced some logistical challenges due to the war; the biggest being the unexpected embargo that Turkey placed on trade with Israel. In early May, after Zion had commercially contracted services, equipment, and material from Turkey, the Turkish government announced that no equipment or material would be allowed to leave Turkey destined for Israeli ports. Consequently, the operations team was required to find alternate vendors and contractors on short notice to move forward.

Zion was able to secure contractual services from vendors located in Romania, Greece, and the United States with minimal impact and delay to the overall program timeline. The rig crew has assembled in Israel and will begin repair and maintenance on the drilling rig over the next couple of weeks. Then, the crew will rig down and have the rig’s critical components inspected and recertified prior to moving over MJ-01 and rigging back up. This is estimated to take an additional two to three weeks. While this is ongoing, the crew will mobilize the equipment necessary to re-open the MJ-01 well.

After opening the well, Zion will implement cutting-edge technologies and innovative stimulation techniques on the MJ-01 well to potentially unlock hydrocarbon flows in both previously and newly identified zones of interest. The recompletion operations, involving a comprehensive work plan approved by the Israeli Ministry of Energy, are set to proceed through Q3 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 –	Press release dated June 3, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 3, 2024	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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